EXHIBIT 99.1
















                              FINANCIAL STATEMENTS

                                WILMINGTON TRUST

                              THRIFT SAVINGS PLAN

                     Years Ended December 31, 1997 and 1996

                      With Report of Independent Auditors

FINANCIAL STATEMENTS AND SUPPLEMENTAL SCHEDULES

WILMINGTON TRUST THRIFT SAVINGS PLAN

Years ended December 31, 1997 and 1996


FINANCIAL STATEMENTS                                                        PAGE
----------------------------------------                                    ----

Report of Independent Auditors. . . . . . . . . . . . . . . . . . . . . . . .  1

Statements of Net Assets Available for Benefits . . . . . . . . . . . . . . .  2

Statements of Changes in Net Assets Available for Benefits. . . . . . . . . .  3

Notes to Financial Statements . . . . . . . . . . . . . . . . . . . . . . . .  4


SUPPLEMENTAL SCHEDULES
----------------------

Line 27-a--Schedule of Assets Held for Investment Purposes . . . . . . . . . .16

Line 27-d--Schedule of Reportable Transactions. . . . . . . . . . . . . . . . 17
--------------------------------------------------------------------------------

  Report of Independent Auditors



Wilmington Trust Benefits Administration Committee

We have audited the accompanying statement of net assets available for benefits of the Wilmington Trust Thrift Savings Plan (the Plan) as of December 31, 1997 and 1996, and the related statements of changes in net assets available for benefits for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Plan at December 31, 1997 and 1996, and the changes in its net assets available for benefits for the years then ended, in conformity with generally accepted accounting principles.

Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The accompanying supplemental schedules of assets held for investment purposes as of December 31, 1997, and reportable transactions for the year then ended are presented for purposes of complying with the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974, and are not a required part of the basic financial statements. The supplemental schedules have been subjected to the auditing procedures applied in our audit of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.


                                        /s/ Ernst & Young LLP


Philadelphia, Pennsylvania
June 10, 1998

STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS


WILMINGTON TRUST THRIFT SAVINGS PLAN


                                                                                  December 31
                                                                           1997                1996
                                                                      ----------------     --------------

ASSETS

      Investments, at fair value -- Note C:
         Wilmington Trust Company
             Bond Fund                                              $       3,606,992    $     3,061,288
         Wilmington Trust Company
             Value Equity Fund                                             17,903,972         13,080,518
         Wilmington Trust Company Bank
             Stock Fund                                                    21,575,974         13,741,978
         Wilmington Trust Company
             Growth Equity Fund                                            22,594,168         15,557,124
         Wilmington Trust Company
             Money Market Fund                                              1,105,234            880,423
         Wilmington Trust Company
             International Equity Fund                                      6,710,342          5,816,537
         Wilmington Trust Company Small
             Cap Equity Fund                                               13,082,913          8,692,135
         Wilmington Trust Company
             Short-Term US Government Fund                                  5,980,424          6,444,150
         Participant loans receivable                                       1,601,113          1,258,872
                                                                      ----------------     --------------
                Total investments                                          94,161,132         68,533,025

      Cash                                                                     35,265            174,456
      Accrued income                                                            5,403              4,299

      Due from broker                                                          34,681             23,700
                                                                      ----------------     --------------

                TOTAL ASSETS                                               94,236,481         68,735,480
                                                                      ----------------     --------------


LIABILITIES

      Accrued liabilities                                                      34,700             24,000
      Miscellaneous liabilities                                                 2,607                 --
                                                                      ----------------     --------------

                TOTAL LIABILITIES                                              37,307             24,000
                                                                      ----------------     --------------


                NET ASSETS AVAILABLE FOR
                                BENEFITS                            $      94,199,174    $    68,711,480
                                                                      ================     ==============


See notes to financial statements.



                                       2



STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS


WILMINGTON TRUST THRIFT SAVINGS PLAN

                                                                       Year Ended December 31
                                                                     1997                  1996
                                                                ---------------       ---------------

ADDITIONS

      Investment income:
         Interest                                             $         62,473      $        103,746
         Dividends                                                     483,588               447,680
         Participant loan interest                                     125,747               142,206
                                                                ---------------       ---------------
                                                                       671,808               693,632
      Contributions:
         Employer                                                    2,193,149             1,944,685
         Employee                                                    6,251,976             5,566,362
                                                                ---------------       ---------------
                                                                     8,445,125             7,511,047

      Transfers from other plans:
         Rollovers from other plans                                    667,044               521,551
                                                                ---------------       ---------------

                                                                     9,783,977             8,726,230


DEDUCTIONS


         Participant withdrawals                                     4,471,661             2,441,663
                                                                ---------------       ---------------
                                                                     5,312,316             6,284,567

      NET REALIZED AND UNREALIZED APPRECIATION
         IN FAIR VALUE OF INVESTMENTS                               20,175,378            10,454,327
                                                                ---------------       ---------------

             NET ADDITIONS                                          25,487,694            16,738,894

             NET ASSETS AVAILABLE FOR BENEFITS
                AT BEGINNING OF YEAR                                68,711,480            51,972,586
                                                                ---------------       ---------------

             NET ASSETS AVAILABLE FOR BENEFITS
                AT END OF YEAR                                $     94,199,174      $     68,711,480
                                                                ===============       ===============




See notes to financial statements.

                                      3

NOTES TO FINANCIAL STATEMENTS

WILMINGTON TRUST THRIFT SAVINGS PLAN

NOTE A -- SIGNIFICANT ACCOUNTING POLICIES

The accounting records of the Wilmington Trust Thrift Savings Plan (the Plan) are maintained on the accrual basis. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Certain prior year amounts were reclassified to conform to current year classifications.

The fair value of participation units owned by the Plan in common/collective trust funds is based on the quoted redemption values on the last business day of the plan year. Loans are carried at the unpaid principal balance.

Dividend income is recorded at the ex-dividend date. Income from other investments is recorded as earned.

Amounts described in Form 5500 under the caption net gain (loss) on sale of investments and unrealized appreciation of assets are combined in the financial statements as net realized and unrealized appreciation in fair value of investments.

Amounts allocated to accounts of persons who have elected to withdraw from the Plan but have not been paid of $658,692 are reported as a liability of the Plan at December 31, 1997 on Form 5500. This amount is not reported as a liability on the respective statement of net assets available for benefits.

The following is a reconciliation of benefits paid to participants per the financial statements to Form 5500.

                                                                   Year ended
                                                              December 31, 1997
                                                              -----------------

Benefits paid to participants per the financial statements   $        4,471,661

Add:  Amounts allocated to withdrawing participants
     at December 31,1997                                                658,692

Less:  Amounts allocated to withdrawing participants
     at December 31, 1996                                              (454,083)
                                                              -----------------
Benefits paid to participants per Form 5500                  $        4,676,270
                                                              =================

NOTES TO FINANCIAL STATEMENTS

WILMINGTON TRUST THRIFT SAVINGS PLAN

NOTE B -- DESCRIPTION OF THE PLAN

The Wilmington Trust Thrift Savings Plan is a defined contribution plan established January 1, 1985, which covers all full-time employees of Wilmington Trust Corporation and its subsidiaries (the Company). The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA).

Subject to limitations of the Internal Revenue Code (IRC), employees may contribute 1% to 15% (up to $9,500 in 1997 and 1996) of their base salaries and profit-sharing bonus earnings, with the first 6% pre-tax contribution eligible for matching contributions from the Company of $.50 for each $1.00 contributed by a participant. An employee is eligible to become a participant in the Plan on the next entry date (January 1, April 1, July 1, October 1) following the date of employment. Participation in this Plan is voluntary and participants have the option to participate in any or all of the following funds: Bond Fund, Value Equity Fund, Growth Equity Fund, Money Market Fund, Small Cap Equity Fund, Short-Term US Government Fund, International Equity Fund and Bank Stock Fund. The opportunity to change investment options is available quarterly.

Each participant's account is credited with the participant's contribution and an allocation of the Company's contribution and Plan earnings. The benefit to which a participant is entitled is that which can be provided from the participant's account. Participants are vested in the Company's matching contribution at the rate of 20% for each year of service and become 100% vested after five years of service. Participant contributions are always vested 100%. A terminating participant will forfeit the unvested portion of his or her account attributable to contributions made by the Company. In accordance with the terms of the Plan, $48,321 and $62,093 of forfeitures were used to reduce employer contributions for the years ended December 31, 1997 and 1996, respectively.

Plan administrative costs are paid by the Company.

The Plan permits participants, under certain circumstances, to borrow up to one-half of their vested account balances. All loans are subject to IRS and U.S. Department of Labor guidelines.

The Corporation has the right under the Plan to discontinue its contributions and to amend or terminate the Plan at any time. Upon termination, the accounts of participants vest and become nonforfeitable.


Additional information regarding the Plan and the operation of the Plan is available from the Human Resources Division of Wilmington Trust Company.

NOTES TO FINANCIAL STATEMENTS

WILMINGTON TRUST THRIFT SAVINGS PLAN




NOTE C--INVESTMENTS

The Plan's  investments are held in a trust,  for which Wilmington Trust Company
(WTC), a wholly-owned subsidiary of the plan sponsor, is trustee. The fair value of individual investments that represent 5% or more of the Plan's net assets available for benefits as of December 31 are as follows:

                                                  1997                  1996
                                             -------------          -----------

WTC Short-Term US Government Fund     $        5,980,424     $        6,444,150
WTC Value Equity Fund                         17,903,972             13,080,518
WTC Bank Stock Fund                           21,575,974             13,741,978
WTC Growth Equity Fund                        22,594,168             15,557,124
WTC Bond Fund                                         --              3,061,288
WTC Small Cap Equity Fund                     13,082,913              8,692,135
WTC International Equity Fund                  6,710,342              5,816,537

NOTES TO FINANCIAL STATEMENTS

WILMINGTON TRUST THRIFT SAVINGS PLAN

NOTE D -- ALLOCATION OF NET ASSETS TO INVESTMENT FUNDS



The net assets of the funds are summarized below:


                                                       December 31, 1997
                                                       -----------------
                                                              Value                            Growth            Money
                                                              Equity           Bank            Equity            Market
                                           Bond Fund           Fund         Stock Fund          Fund             Fund
                                         ---------------  ---------------  --------------   --------------   ------------
ASSETS
     Investments in common/
     collective trust funds,
     at fair value                     $    3,606,992     $ 17,903,972    $  21,562,164    $  22,594,168    $   1,105,234

     Participant loans receivable                  --               --               --               --               --

     Cash                                          --               --                                --               --
                                                                                 35,265

     Accrued income                                --               --               --               --            5,394

     Due from broker                               --               --           34,681               --               --
                                         -------------    -------------     ------------     ------------     ------------
            TOTAL ASSETS                    3,606,992       17,903,972       21,632,110       22,594,168        1,110,628
                                         -------------    -------------     ------------     ------------     ------------

LIABILITIES
     Accrued liabilities                           --               --           34,700               --               --

     Miscellaneous liabilities-Overdraft           --               --               --               --               --
                                         -------------    -------------     ------------     ------------     ------------

            TOTAL LIABILITIES                       0                0           34,700                0                0
                                         -------------    -------------     ------------     ------------     ------------

            NET ASSETS AVAILABLE
                  FOR BENEFITS         $    3,606,992     $ 17,903,972    $  21,597,410    $  22,594,168    $   1,110,628
                                         =============    =============     ============     ============     ============


NOTES TO FINANCIAL STATEMENTS

WILMINGTON TRUST THRIFT SAVINGS PLAN


NOTE D -- ALLOCATION OF NET ASSETS TO INVESTMENT FUNDS (CONTINUED)


The net assets of the funds are summarized below:

                                                      December 31, 1997
                                                      -----------------

                                        International        Small Cap         Short-Term       Contribution/
                                         Equity Fund        Equity Fund       US Gov't Fund       Loan Fund         Total
                                        --------------     ---------------  -----------------  ---------------   --------------
ASSETS
     Investments in common/
     collective trust funds,
     at fair value                        $ 6,710,342    $     13,082,913   $     5,980,424    $        13,810   $    92,560,019

     Participant loans receivable                  --                  --                --          1,601,113         1,601,113

     Cash                                          --                  --                --                 --            35,265

     Accrued income                                --                  --                --                  9             5,403

     Due from broker                               --                  --                --                 --            34,681
                                           -----------     ---------------    --------------     --------------    --------------
            TOTAL ASSETS                    6,710,342          13,082,913         5,980,424          1,614,932        94,236,481
                                           -----------     ---------------    --------------     --------------    --------------

LIABILITIES
     Accrued liabilities                           --                  --                --                 --            34,700

     Miscellaneous liabilities-Overdraft           --                  --                --              2,607             2,607
                                           -----------     ---------------    --------------     --------------    --------------
            TOTAL LIABILITIES                       0                   0                 0              2,607            37,307
                                           -----------     ---------------    --------------     --------------    --------------
            NET ASSETS AVAILABLE
                  FOR BENEFITS            $ 6,710,342    $     13,082,913   $     5,980,424    $     1,612,325   $    94,199,174
                                           ===========     ===============    ==============     ==============    ==============



NOTES TO FINANCIAL STATEMENTS

WILMINGTON TRUST THRIFT SAVINGS PLAN


NOTE D -- ALLOCATION OF NET ASSETS TO INVESTMENT FUNDS


The net assets of the funds are summarized below:

                                                 December 31, 1996
                                                -----------------
                                                            Value                           Growth        Money
                                                            Equity          Bank            Equity        Market
                                           Bond Fund        Fund           Stock Fund       Fund          Fund
                                        --------------  --------------   ------------   -------------    ----------

ASSETS

    Investments in common/
    collective trust funds,
    at fair value                       $  3,061,288    $  13,080,518    $ 13,741,978   $  15,557,124    $  880,423

    Participant loans receivable                  --               --              --              --            --

    Cash                                           1                8                              20            --
                                                                              173,011

    Accrued income                                --               --             203               4         4,092

    Due from broker                               --               --          23,700              --            --
                                         ------------    -------------    ------------   -------------    ----------
          TOTAL ASSETS                     3,061,289       13,080,526      13,938,892      15,557,148       884,515
                                         ------------    -------------    ------------   -------------    ----------
LIABILITIES
    Accrued liabilities                           --               --          24,000              --            --
                                         ------------    -------------    ------------   -------------    ----------

          TOTAL LIABILITIES                        0                0          24,000               0             0
                                         ------------    -------------    ------------   -------------    ----------
          NET ASSETS AVAILABLE
                FOR BENEFITS            $  3,061,289    $  13,080,526    $ 13,914,892   $  15,557,148    $  884,515
                                         ============    =============    ============   =============    ==========








NOTES TO FINANCIAL STATEMENTS

WILMINGTON TRUST THRIFT SAVINGS PLAN


NOTE D -- ALLOCATION OF NET ASSETS TO INVESTMENT FUNDS (CONTINUED)


The net assets of the funds are summarized below:

                                             December 31, 1996
                                             -----------------
                                     International   Small Cap      Short-Term
                                        Equity        Equity         US Gov't   Contribution/
                                        Fund           Fund            Fund       Loan Fund       Total
                                    --------------  ------------   -----------  -------------  -------------
ASSETS
    Investments in common/
    collective trust funds,
    at fair value                   $  5,816,537    $ 8,692,135    $6,444,150   $         --   $ 67,274,153

    Participant loans receivable              --             --            --      1,258,872      1,258,872

    Cash                                     460              7           949             --        174,456

    Accrued income                            --             --            --             --          4,299

    Due from broker                           --             --            --             --         23,700
                                     ------------    -----------    ----------   ------------   ------------
          TOTAL ASSETS                 5,816,997      8,692,142     6,445,099      1,258,872     68,735,480
                                     ------------    -----------    ----------   ------------   ------------

LIABILITIES
    Accrued liabilities                       --             --            --             --         24,000
                                     ------------   ------------    ----------   ------------   ------------
          TOTAL LIABILITIES                    0              0             0              0         24,000
                                     ------------   ------------    ----------   ------------   ------------

          NET ASSETS AVAILABLE
                FOR BENEFITS        $  5,816,997    $ 8,692,142    $6,445,099   $  1,258,872   $ 68,711,480
                                     ============    ===========    ==========   ============   ============











NOTES TO FINANCIAL STATEMENTS


WILMINGTON TRUST THRIFT SAVINGS PLAN


NOTE E -- ALLOCATION OF CHANGES IN NET ASSETS TO INVESTMENT FUNDS



The changes in net assets of the funds are summarized below:


                                           Year Ended December 31, 1997
                                           ----------------------------
                                                       Value             Bank          Growth        Money       International
                                          Bond         Equity            Stock         Equity        Market        Equity
                                          Fund          Fund             Fund          Fund           Fund         Fund
                                     ------------   --------------   -------------  -------------- --------      ---------------
   Contributions:
     Employer                        $        --    $          --    $         --   $          --  $        --   $          --
     Employee                                 --               --              --              --           --              --
     Rollovers                                --               --              --              --           --              --
                                      -----------    -------------    ------------   -------------  -----------   -------------
   Total contributions                         0                0               0               0            0               0

   Investment income:
     Interest                                 --               --              --              --       60,300              --
     Dividends                                --               --         483,588              --          --               --
     Participant loan interest                --               --              --              --          --               --
                                      -----------    -------------    ------------   -------------  -----------   -------------
   Total investment income                     0                0         483,588               0       60,300               0

     Net realized and unrealized
       appreciation in
       fair value of investments         305,355        3,514,216       7,730,870       5,577,324           --         237,173

     Participant withdrawals                  --               --       (400,479)              --           --              --

     Interfund transfers                 240,348        1,309,230       (131,461)       1,459,696      165,813         656,172
                                      -----------    -------------    ------------   -------------  -----------   -------------

         NET ADDITIONS (DEDUCTIONS)      545,703        4,823,446       7,682,518        7,037,020     226,113         893,345

         NET ASSETS AVAILABLE
          FOR BENEFITS AT
          BEGINNING OF YEAR            3,061,289       13,080,526      13,914,892      15,557,148      884,515       5,816,997
                                      -----------    -------------    ------------   -------------  -----------   -------------

         NET ASSETS AVAILABLE
         FOR BENEFITS AT
         END OF YEAR                 $ 3,606,992    $  17,903,972    $ 21,597,410   $  22,594,168  $ 1,110,628   $   6,710,342
                                      ===========    =============    ============   =============  ===========   =============



NOTES TO FINANCIAL STATEMENTS

WILMINGTON TRUST THRIFT SAVINGS PLAN


NOTE E -- ALLOCATION OF CHANGES IN NET ASSETS TO INVESTMENT FUNDS


The changes in net assets of the funds are summarized below:

                                     Year Ended December 31, 1997
                                     ----------------------------
                                             Small Cap     Short-Term   Contribution/
                                              Equity        US Gov't         Loan
                                               Fund         Fund             Fund           Total
                                          --------------  ------------  ---------------  --------------

   Contributions:
     Employer                            $           --   $         --   $  2,193,149    $  2,193,149
     Employee                                        --             --      6,251,976       6,251,976
     Rollovers                                       --             --        667,044         667,044
                                           -------------   ------------   ------------    ------------
   Total contributions                                0              0      9,112,169       9,112,169

   Investment income:
     Interest                                        --             --          2,173          62,473
     Dividends                                       --             --             --         483,588
     Participant loan interest                       --             --        125,747         125,747
                                           -------------   ------------   ------------    ------------
   Total investment income                            0              0        127,920         671,808

     Net realized and unrealized
       appreciation in fair
       value of investments                   2,424,618        385,822             --      20,175,378

     Participant withdrawals                         --             --     (4,071,182)     (4,471,661)

     Interfund transfers                      1,966,153       (850,497)    (4,815,454)              0
                                           -------------   ------------   ------------    ------------

         NET ADDITIONS (DEDUCTIONS)           4,390,771       (464,675)       353,453      25,487,694

         NET ASSETS AVAILABLE
         FOR BENEFITS AT
         BEGINNING OF YEAR                    8,692,142      6,445,099      1,258,872      68,711,480
                                           -------------   ------------   ------------    ------------
         NET ASSETS AVAILABLE
         FOR BENEFITS AT
         END OF YEAR                      $  13,082,913    $ 5,980,424   $  1,612,325    $ 94,199,174
                                           =============    ===========   ============    ============



NOTES TO FINANCIAL STATEMENTS

WILMINGTON TRUST THRIFT SAVINGS PLAN


NOTE E -- ALLOCATION OF CHANGES IN NET ASSETS TO INVESTMENT FUNDS


The changes in net assets of the funds are summarized below:

                                      Year Ended December 31, 1996
                                      ----------------------------
                                                                 Value          Bank           Fixed
                                                   Bond          Equity         Stock          Income
                                                   Fund          Fund            Fund          Fund
                                                -----------  -------------- -------------  --------------
   Contributions:
     Employer                                   $       --   $          --  $         --   $          --
     Employee                                           --              --            --              --
     Rollovers                                          --              --            --              --
                                                 ----------   -------------  ------------   -------------
   Total contributions                                   0               0             0

   Investment income:
     Interest                                           55             112        58,554           9,488
     Dividends                                          --              --       447,680              --
     Participant loan interest                          --              --            --              --
                                                 ----------   -------------  ------------   -------------
   Total investment income                              55             112       506,234           9,488

     Net realized and unrealized
       appreciation in fair value
       of investments                               65,709       2,322,999     2,926,650              --

     Participant withdrawals                            --              --      (379,353)             --

     Interfund transfers                           131,021       1,993,503      (185,716)     (3,211,166)
                                                 ----------   -------------  ------------   -------------

         NET ADDITIONS (DEDUCTIONS)                196,785       4,316,614     2,867,815      (3,201,678)

         NET ASSETS AVAILABLE
           FOR BENEFITS AT
           BEGINNING OF YEAR                     2,864,504       8,763,912    11,047,077       3,201,678
                                                 ----------   -------------  ------------   -------------

         NET ASSETS AVAILABLE
         FOR BENEFITS AT
         END OF YEAR                           $ 3,061,289   $  13,080,526  $ 13,914,892    $          0
                                                 ==========   =============  ============    ============


NOTES TO FINANCIAL STATEMENTS

WILMINGTON TRUST THRIFT SAVINGS PLAN


NOTE E -- ALLOCATION OF CHANGES IN NET ASSETS TO INVESTMENT FUNDS (CONTINUED)


The changes in net assets of the funds are summarized below:

                                                   Year Ended December 31, 1996
                                                   ----------------------------
                                      Growth        Money     International                Short-Term   Contribution/
                                     Equity        Market        Equity       Small Cap     US Gov't       Loan
                                      Fund          Fund          Fund       Equity Fund      Fund         Fund             Total
                                    -----------  -----------  -------------- ------------ -----------   ------------  --------------
   Contributions:
     Employer                      $        --   $       --   $       --    $         --  $        --   $  1,944,685   $  1,944,685
     Employee                               --           --           --              --           --      5,566,362      5,566,362
     Rollovers                              --           --           --              --           --        521,551        521,551
                                    -----------   ----------   ----------    ------------  -----------   ------------   ------------
   Total contributions                       0            0            0               0            0      8,032,598      8,032,598

   Investment income:
     Interest                            1,461       33,742           17              86          231             --        103,746
     Dividends                              --           --           --              --           --             --        447,680
     Participant loan interest              --           --           --              --           --        142,206        142,206
                                    -----------   ----------   ----------    ------------  -----------   ------------   ------------
   Total investment income               1,461       33,742           17              86          231        142,206        693,632


     Net realized and unrealized
       appreciation in fair value
       of investments                2,892,951           --      471,008       1,480,113      294,897             --     10,454,327

     Participant withdrawals                --           --           --             --            --     (2,062,310)    (2,441,663)

     Interfund transfers             2,348,084      394,538      910,320       2,009,516      498,711     (4,888,811)             0
                                     ----------   ----------   ----------    ------------  -----------   ------------   ------------

         NET ADDITIONS (DEDUCTIONS)  5,242,496      428,280    1,381,345       3,489,715      793,839      1,223,683     16,738,894

         NET ASSETS AVAILABLE
          FOR BENEFITS AT
          BEGINNING OF YEAR         10,314,652      456,235    4,435,652       5,202,427    5,651,260         35,189     51,972,586
                                    -----------   ----------   ----------    ------------  -----------   ------------  -------------

         NET ASSETS AVAILABLE
          FOR BENEFITS AT
          END OF YEAR              $15,557,148   $  884,515   $5,816,997    $  8,692,142  $ 6,445,099   $  1,258,872   $ 68,711,480
                                    ===========   ==========   ==========     ===========  ===========    ===========   ============


NOTES TO FINANCIAL STATEMENTS

WILMINGTON TRUST THRIFT SAVINGS PLAN




NOTE F -- INCOME TAX STATUS


The Internal Revenue Service has issued a determination letter indicating that the Plan is exempt from income tax under Section 401(a) of the Internal Revenue Code (IRC). Once qualified, the Plan is required to operate in conformity with the IRC to maintain its qualification. The Benefits Administration Committee has confirmed to the best of their knowledge that the Plan, and the trust established under the Plan, are qualified under the appropriate section of the IRC and intend to continue as a qualified plan and trust.


NOTE G -- YEAR 2000 (UNAUDITED)


The Plan is reliant on Wilmington Trust Company and third parties for data processing. Wilmington Trust Company has undertaken a program to prepare and convert its computer systems and applications to enable them to function properly with respect to dates in the year 2000 and thereafter (the "Program"). Wilmington Trust Company is in discussions with third parties to determine the extent to which the Plan's systems are vulnerable. The Plan does not expect that its results of operations will be significantly affected, as Wilmington Trust Company and its third-party processors do not intend to charge the Plan for the costs of converting their computer systems. However, to the extent that the Program is not completed timely, the Year 2000 issue could have a material impact on the operations of the Plan.

                                WILMINGTON TRUST

                               THRIFT SAVINGS PLAN

            LINE 27a--SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES

                                December 31, 1997




                        Description                  Shares or         Average Cost      Fair Value
                                                       Units
     -------------------------------------------------------------------------------------------------
     Wilmington Trust Company
         Bond Fund +                                      202,640   $      2,976,292  $     3,606,992

     Wilmington Trust Company
         Value Equity Fund +                              396,720          9,580,072       17,903,972

     Wilmington Trust Company Bank
         Stock Fund +                                     359,495          8,801,664       21,575,974

     Wilmington Trust Company
         Growth Equity Fund +                             395,625         12,020,668       22,594,168

     Wilmington Trust Company
         Money Market Fund +                            1,105,234          1,105,234        1,105,234

     Wilmington Trust Company
         International Equity Fund +                      260,596          5,714,441        6,710,342

     Wilmington Trust Company Small
         Cap Equity Fund +                                442,588          8,549,638       13,082,913

     Wilmington Trust Company
         Short-Term US Government Fund +                  491,407          5,296,698        5,980,424

     Participant loans receivable
         with interest rates ranging from 6.25%
         to 9.75%                                                          1,601,113        1,601,113
                                                                      --------------------------------

     Total investments                                              $     55,645,820  $    94,161,132
                                                                      ================================


+ Represents party-in-interest to the Plan.

                                WILMINGTON TRUST

                               THRIFT SAVINGS PLAN

                 LINE 27-d--SCHEDULE OF REPORTABLE TRANSACTIONS

                                December 31, 1997





                                                                                PURCHASE       SELLING
IDENTITY OF PARTIES INVOLVED                     DESCRIPTION OF ASSETS            PRICE         PRICE        GAIN
---------------------------------------------------------------------------------------------------------------------


Category III -- A series of  transactions  in a security  issue  aggregating  in excess of 5% of plan assets
--------------------------------------------------------------------------------
    Wilmington Trust Company              Purchased in 34 transactions;
      Growth Equity Fund                  Sold in 37 transactions              $ 2,754,685    $ 1,294,153  $ 536,740

    Wilmington Trust Company              Purchased in 35 transactions;
      Small Cap Equity Fund               Sold in 33 transactions                2,791,575        825,342    218,750

    Wilmington Trust Company Bank         Purchased in 44 transactions;
      Stock Fund                          Sold in 39 transactions                2,072,938      1,566,909    764,588

    Wilmington Trust Company              Purchased in 104 transactions;
      Money Market Fund                   Sold in 56 transactions                3,307,125      3,083,677       ----





There were no category (I), (II), or (IV) reportable transactions during 1997.